UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 26, 2018
Date of Report
(Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On January 1, 2019, the previously announced appointments of (i) Mark A. Turner, Chairman, President and Chief Executive Officer of WSFS Financial Corporation and WSFS Bank (collectively “WSFS”), as the Executive Chairman of the Boards of Directors of WSFS (the “Boards”), and (ii) Rodger Levenson, Executive Vice President and Chief Operating Officer of WSFS, as President and Chief Executive Officer of WSFS and a member of the Boards, each became effective. In connection with these appointments, Mr. Turner resigned as President and Chief Executive Officer of WSFS, effective December 31, 2018.
On December 31, 2018, in connection with Mr. Levenson’s appointment effective January 1, 2019, the Boards agreed to provide Mr. Levenson an annual base salary of $731,000, subject to possible increase at the Boards’ discretion. In addition, in connection with Mr. Turner’s appointment effective January 1, 2019, the Boards agreed to provide Mr. Turner an annual base salary of $600,000.
For further details, reference is made to the press release dated January 2, 2019, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Press Release dated January 2, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	January 2, 2019	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer